UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
Discover Card Master Trust I
(Exact name of issuing entity as specified in charter)
Discover Bank
(Exact name of sponsor and depositor as specified in charter)

Delaware	000-23108	51-0020270
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank
12 Read’s Way
New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
                     Series 2006-A. On December 31, 2007, pursuant to the Series 2006-A Supplement, dated as of January 27, 2006, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (as amended, the “Series 2006-A Supplement”), (A) the commencement of the Temporary Liquidation Periods was delayed until (i) the first day of the Due Period related to the June 2008 Distribution Date (with respect to $400,000,000 of Increased Series Investor Interest) and (ii) the first day of the Due Period related to the August 2008 Distribution Date (with respect to $1,100,000,000 of Increased Series Investor Interest) and (B) the Controlled Liquidation Period was delayed until the first day of the Due Period related to the August 2008 Distribution Date (as each such term is defined in the Series 2006-A Supplement).
                     Series 2006-B. On December 31, 2007, pursuant to Section 20 of the Series 2006-B Supplement, dated as of January 27, 2006, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (as amended, the “Series 2006-B Supplement”), the commencement of the Controlled Liquidation Period was delayed until the first day of the Due Period related to the August 2008 Distribution Date (as each such term is defined in the Series 2006-B Supplement).
                     Series 2006-1, Subseries 1. On December 31, 2007, pursuant to Section 23 of the Series 2006-1 Supplement, dated as of February 28, 2006, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2006-1 Supplement”), the commencement of the Accumulation Period for Series 2006-1, Subseries 1 was delayed until the first day of the Due Period related to the September 2008 Distribution Date (as each such term is defined in the Series 2006-1 Supplement).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank (as Depositor of Discover Card Master Trust I)
Date: January 2, 2008	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer